As filed with the Securities and Exchange Commission on November 30, 2017

Registration No. 333-188664

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Westbury Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	46-1834307
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 South Main Street
West Bend, Wisconsin 53095
(Address of Principal Executive Offices)

Westbury Bank 401(k) Profit Sharing Plan
(Full Title of the Plan)

Copies to:

Greg J. Remus President and Chief Executive Officer Westbury Bancorp, Inc. 200 South Main Street West Bend, Wisconsin 53095 (262) 334-5563 (Name, Address and Telephone Number of Agent for Service)	John T. Reichert, Esquire Eric P. Hagemeier, Esquire Reinhart Boerner Van Deuren 1000 North Water Street, Suite 1700 Milwaukee, Wisconsin 53202 (414) 298-1000

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

Westbury Bancorp, Inc. (the "Company") is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-188664 to deregister all of the participation interests registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, in the State of Wisconsin, on this 30th day of November, 2017.

WESTBURY BANCORP, INC.

By:	/s/ Greg J. Remus
Greg J. Remus
President, Chief Executive Officer and a Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Greg J. Remus	Chairman of the Board, President and
Greg J. Remus	Chief Executive Officer (Principal Executive Officer)	November 30, 2017

/s/ Kirk J. Emerich	Executive Vice President and Chief Financial Officer
Kirk J. Emerich	(Principal Financial and Accounting Officer)	November 30, 2017

/s/ Russell E. Brandt	Director	November 30, 2017
Russell E. Brandt

/s/ William D. Gehl	Director	November 30, 2017
William D. Gehl

/s/ Andrew J. Gumm	Director	November 30, 2017
Andrew J. Gumm

/s/ David Jorgensen	Director	November 30, 2017
David Jorgensen

/s/ Donald J. Murn	Director	November 30, 2017
Donald J. Murn

/s/ Rondi Rohr-Dralle	Director	November 30, 2017
Rondi Rohr-Dralle

/s/ Terry Wendorff	Director	November 30, 2017
Terry Wendorff

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Westbury Bank 401(k) Profit Sharing Plan) have duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, in the State of Wisconsin, on this 30th day of November, 2017.

WESTBURY BANK 401(k) PROFIT SHARING PLAN

By:	/s/ Greg J. Remus
Greg J. Remus
President and Chief Executive Officer of Westbury Bank, Plan Administrator
(Duly Authorized Representative)